Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Consolidated Natural Gas Company on Form S-3 of our report dated February 8, 1999 (February 22, 1999 as to Note X) appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1998 incorporated by reference in the Joint Proxy Statement dated May 24, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP


Richmond, Virginia
December 14, 1999